UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015 (March 27, 2015)

GOLDMAN SACHS BDC, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35851	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On March 27, 2015, Goldman Sachs BDC, Inc. (the “Company”) entered into an agreement with CIT Finance LLC (“CIT”), pursuant to which CIT agreed to provide a $25 million commitment through the accordion feature in the Company’s senior secured revolving credit agreement (as amended, supplemented or otherwise modified and in effect from time to time, the “Revolving Credit Facility”), increasing the aggregate commitments under the Revolving Credit Facility from $535 million to $560 million. The Revolving Credit Facility continues to include the accordion feature, which would allow the Company, under certain circumstances, to increase the size of the Revolving Credit Facility further to a maximum of $900 million. There were no other amendments to the terms of the Revolving Credit Facility.

The foregoing description is only a summary of certain of the provisions of the Revolving Credit Facility and is qualified in its entirety by the underlying agreements. The joinder agreement evidencing CIT’s commitment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC. (Registrant)

Date: April 2, 2015	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer